UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

HOST MARRIOTT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2006, the non-employee directors of our Board of Directors approved the compensation arrangements discussed below.

Director Compensation Arrangements

The Board of Directors, on the recommendation of the Compensation Policy Committee, approved modifications to the terms of compensation to be paid to non-employee directors. Effective as of January 1, 2006, non-employee directors will receive (i) annual board retainer fees of $50,000 rather than $35,000 and (ii) annual awards of common stock equivalents granted under the Non-Employee Directors’ Deferred Stock Compensation Plan equal to $50,000 divided by the fair market value of our common stock on the date of grant each year, which is generally the date of the annual meeting of stockholders. Under the Stock Ownership Guidelines for Board members, directors are required to retain all forms of equity compensation received from the Company until termination of service from the Board of Directors.

In addition, the Board increased the annual chair retainer fee for a director serving as the Chair of the Audit Committee to $10,000 and retained the chair retainer fees of $7,500 for directors serving as Chairs of other committees. Directors will still receive a fee of $1,250 for attending meetings of the Board, its Committees and the annual meeting of stockholders. Non-employee directors have the right to elect to convert these annual retainer fees into stock units in accordance with the provisions of our Non-Employee Directors’ Deferred Stock Compensation Plan. Directors are entitled to complimentary rooms and hotel services when staying at our owned properties or properties managed by our major operators and are reimbursed for taxes associated with the value of these stays.

2005 Shareholder Value Award

The Board approved, on the recommendation of the Compensation Policy Committee, an award of restricted stock to members of senior management, including Mr. Nassetta, Mr. Walter, Mr. Risoleo and Mr. Abji, as allowed for under the 2003-2005 compensation program and in recognition of the significant total shareholder return over the stated performance objectives in the program achieved by the Company for the period 2003-2005. The awards are time-vested over four years based on continued employment with the Company, with 25% vesting in each of 2006, 2007, 2008 and 2009. Shares would vest in the event of an executive’s death or disability or upon a change in control of the Company. Cash dividends are accrued and paid only on those shares that vest. All shares were valued at $20.00 share, the closing price of our common stock on the New York Stock Exchange on February 9, 2006, the date of grant. The table below reflects for each of the named executive officers, the total restricted stock award and value of each award on the date of grant:

Name and Principal Position	Restricted Stock Award	Value at Grant Date
Christopher J. Nassetta, President & CEO	250,000	$5,000,000
W. Edward Walter, Executive Vice President & CFO	100,000	2,000,000
James F. Risoleo, Executive Vice President, Chief Investment Officer	75,000	1,500,000
Minaz Abji, Executive Vice President, Asset Management	50,000	1,000,000

2006-2008 Executive Compensation Program

The Board of Directors, based on the recommendation of the Compensation Policy Committee, approved an executive compensation program for the three-year period, 2006-2008. In July 2005, the Compensation Policy Committee retained Towers Perrin as its independent consultant to advise and assist the Committee in the design and implementation of the Executive Compensation Program.

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Competitiveness Targets

To establish compensation targets, the Committee used data gathered by Towers Perrin, which reflected the compensation practices in the competitive market represented by real estate, peer group and general industry samples. Total compensation levels for all executives under the Executive Compensation Program are targeted to fall between the 50th and 75th percentiles of these competitive markets.

Components of Executive Compensation

The components of the Executive Compensation Program are:

•	Base Salary

•	Annual Incentive Program; and

•	Long-Term Incentive Compensation, which consists solely of restricted stock.

Annual Cash Compensation

Base Salary. Base salaries are designed to remain competitive relative to the median (50th percentile) compensation levels in the marketplace. Base salaries will be reviewed annually.

Annual Incentive Program. The annual incentive program provides cash incentive awards based on the financial performance of the Company and the individual performance of each participant in the program. The Company performance measures will be established by the Compensation Policy Committee each year based on achieving a financial goal with respect to the Company’s funds from operations per diluted share (FFO), as adjusted to exclude costs incurred in connection with the repayment of debt and preferred stock (“Absolute FFO Measure”). Individual objectives will be recommended annually by senior management and reviewed and approved by the Committee.

Each of the Absolute FFO Measure and the individual business objectives is set with three separate levels — a threshold level, a target level and a high level. For the Absolute FFO Measure, threshold is meeting 90% of the objective, target is meeting 100% of the objective, and high is meeting 110% of the objective. Executives will be eligible for annual cash bonuses based on performance at these levels or prorated between the levels (not to exceed high) in an aggregate amount as determined by a percentage of base salary. For Mr. Nassetta the bonus parameters are 50% of base salary for performance at the threshold level, 100% of base salary for performance at the target level and 200% of base salary for performance at the high level. For Mr. Walter, Mr. Risoleo and Mr. Abji, the bonus parameters are 37.5% of base salary for performance at the threshold level, 75% of base salary for performance at the target level and 150% of base salary for performance at the high level. The actual amount of the bonus to be paid is determined based (i) 80% on the Company’s annual financial performance, and (ii) 20% on the executive’s attainment of his individual business objectives.

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Long-Term Incentive Compensation

Restricted Stock. Restricted stock is the primary long-term incentive vehicle for senior executives under the program.

The restricted stock award is for a three-year period, 2006-2008 and granted at the beginning of the performance period. Eighty-six percent (86%) of the total grant is performance based and fourteen percent (14%) is based on continued employment with the Company. One-third of the total grant will be eligible to vest in each of the following year-ends 2006, 2007, and 2008, subject to satisfying three distinct conditions, (i) an absolute total shareholder return, which is measured by the Company’s share price growth plus dividends over the applicable year (“TSR”), (ii) a relative shareholder return, which is measured by the Company’s total shareholder return relative to companies in the NAREIT Equity Index (“Relative TSR”), and (iii) continued employment with the Company. Each of the TSR measure and Relative TSR measure is set with three separate levels — a threshold level, a target level and a high level. Vesting would be prorated between these levels based on satisfying the measures, with all eligible shares vesting only upon reaching the highest level of performance. To the extent that annual performance portions do not vest, there would be an opportunity for the unvested shares to vest in total based on a cumulative total shareholder return or a cumulative relative shareholder return. In addition, shares would vest in the event of an executive’s death or disability or upon a change in control of the Company.

Cash dividends are accrued and paid only on those shares that vest. The table below reflects the total restricted stock award:

Name and Principal Position	Restricted Stock Award
Christopher J. Nassetta, President & CEO	910,235
W. Edward Walter, Executive Vice President & CFO	535,864
James F. Risoleo, Executive Vice President, Chief Investment Officer	385,382
Minaz Abji, Executive Vice President, Asset Management	181,313

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOST MARRIOTT CORPORATION

Date February 15, 2006	/s/ LARRY K. HARVEY
Larry K. Harvey
Senior Vice President and
Chief Accounting Officer

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